[Sutherland Asbill & Brennan LLP Letterhead]

CONSENT OF SUTHERLAND ASBILL & BRENNAN LLP

We consent to the reference to our firm in the prospectus included in Post-Effective Amendment No. 3 to the Registration Statement on Form N-6 for the Century II Alliance individual flexible premium variable life insurance contracts, issued through Kansas City Life Variable Life Separate Account (File No. 333-49000). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

SUTHERLAND ASBILL & BRENNAN LLP

By:      /s/W. Thomas Conner
               W. Thomas Conner

Washington, D.C.
April 28, 2003